UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 23, 2009

DIGITAL ALLY, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-33899	20-0064269
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7311 W. 130th Street, Suite 170, Overland Park, KS 66213
(Address of Principal Executive Offices) (Zip Code)

(913) 814-7774
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Effective on April 23, 2009, Robert Haler resigned his position as Chief Technology Officer of the Company to pursue other opportunities.  In connection with his resignation, Mr. Haler entered into a separation agreement with the Company (the “Separation Agreement”).  Pursuant to the terms of the Separation Agreement, Mr. Haler will receive severance pay of $16,667 per month for a period of eighteen months, along with the continuation of medical insurance coverage for such eighteen month period, and will participate in transitional duties and assistance as the Company may require from time to time during such period.  Mr. Haler also agreed to surrender and/or forfeit all of his outstanding, vested and unvested stock options, totaling 950,000 options with exercise prices ranging from $1.00 to $6.80 per share.  In addition, the Separation Agreement also contains standard non-compete, non-disclosure and non-solicitation provisions for the eighteen month period.

The information contained in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2009	DIGITAL ALLY, INC.

	By:	/s/ Stanton E. Ross
	Name	Stanton E. Ross
	Title:	President and Chief Executive Officer